Exhibit 20

ASSIGNMENT AND AMENDMENT AGREEMENT

THIS ASSIGNMENT AND AMENDMENT AGREEMENT (this “Assignment”) is made and entered into as of October 26, 2020, by and among China Biologic Products Holdings, Inc., a Cayman Islands exempted company (the “Company”), PW Medtech Group Limited, a Cayman Islands exempted company (the “Assignor”) and Biomedical Treasure Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Assignee”).

WHEREAS, the Company and the Assignor are parties to that certain Investor Rights Agreement dated as of January 1, 2018 (the “IRA”);

WHEREAS, the Assignor and the Assignee are parties to that certain share purchase agreement, dated as of October 26, 2020 (as may be amended and/or restated from time to time, the “SPA”) with respect to the sale by the Assignor to the Assignee of 3,750,000 ordinary shares of the Company, par value of US$0.0001 per share (collectively, the “Sale Shares”); and

WHEREAS, (a) the Assignor desires to assign, transfer, convey and deliver to the Assignee the Assignor’s rights, obligations and covenants under the IRA (as amended by this Assignment) with respect to the Sale Shares, and the Assignee desires to assume from the Assignor such interests, rights and obligations, in each case with effect from the closing of the transactions contemplated by the SPA (the “SPA Closing”) and in accordance with the terms and conditions of this Agreement; and (b) in connection with the foregoing assignment, the Company and the Assignor desire to amend the IRA pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Amendments to IRA. As between the Company and the Assignee, the following amendments shall be made to the IRA which shall become effective upon and immediately following the IRA Assignment (as defined below):

(a)       Paragraph A in the Recitals of the IRA shall be deleted and replaced in its entirety with the following:

“A.            The Company and PW Medtech Group Limited (a Cayman Islands exempted company) (“PWM”) entered into a share exchange agreement, dated as of October 12, 2017 (as amended by the amendment no.1 to share exchange agreement dated as of December 29, 2017, the “Share Exchange Agreement”), pursuant to which, among other things, the Company issued and delivered to PWM certain Ordinary Shares; and”

(b)      The definition of “Closing” in Section 1.1 of the IRA shall be deleted and replaced in its entirety with the following definition:

““Closing” means the issuance of 5,521,000 Ordinary Shares by the Company to PWM on January 1, 2018 pursuant to the Share Exchange Agreement.”

(c)       The definition of “Registrable Securities” in Section 1.1 of the IRA shall be deleted and replaced in its entirety with the following definition:

““Registrable Securities” means all of the Ordinary Shares issued to PWM pursuant to the Share Exchange Agreement; provided that any such Ordinary Shares shall cease to be Registrable Securities if (i) they have been registered and sold pursuant to an effective Registration Statement, (ii) they have been transferred by a Holder in a transaction in which the Holder’s rights under this Agreement are not, or cannot be, assigned, (iii) they may be sold pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale or (iv) they have ceased to be outstanding.”

2.            Assignment. Subject to and with effect from the SPA Closing, the Assignor hereby absolutely and irrevocably assigns all the rights, obligations and covenants of the Assignor with respect to and in connection with the Sale Shares under the IRA (as amended by this Assignment) to the Assignee, and the Assignee hereby accepts the foregoing assignment and fully assumes the rights, obligations and covenants of the Assignor with respect to and in connection with the Sale Shares under the IRA (as amended by this Assignment). The assignment of the IRA pursuant to the foregoing sentence of this Section 2 is referred to as the “IRA Assignment.” The Company hereby consents to the IRA Assignment pursuant to Section 8.5 (Successors and Assigns) of the IRA.

3.            Acknowledgements. The Company and the Assignee hereby acknowledge and agree that (a) the Sale Shares shall remain as Registrable Securities under the IRA (as amended by this Assignment) upon the IRA Assignment and immediately following the SPA Closing, and, for the avoidance of doubt, the Assignee shall not have any registration rights under Section 2 (Registration Rights) of the IRA by virtue of this Assignment with respect to any Ordinary Shares (as defined under the IRA) other than the Sale Shares; and (b) with effect from the IRA Assignment, the Assignee shall be deemed as a “Party” and an “Investor” under the IRA for all purposes with respect to and in connection with the Sale Shares.

4.             Director Resignation. The Assignor shall cause Ms. Yue’e Zhang or any other person designated by it as an Investor Director under Section 3 (Board Representation) of the IRA to resign as a director of the Company, effective from the SPA Closing.

5.            No Further Amendment. The parties hereto agree that all other provisions of the IRA shall, subject to Section 1 of this Assignment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties to the IRA in accordance with their terms. This Assignment forms an integral and inseparable part of the IRA.

6.            Notices. All notices and other communications under this Assignment shall be in writing and shall be deemed given when delivered personally, by international courier or by electronic mail to the parties hereto at the following addresses (or to such other address as a party hereto may have specified by notice given to the other party hereto pursuant to this provision):

If to the Company, to:

18 F, Jialong International Tower

No. 19, Chaoyang Park Road

Chaoyang District, Beijing

PRC 100125

Attention: Ming Yang

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If to the Assignor, to:

PW Medtech Group Limited

Level 54, Hopewell Centre

183 Queen’s Road East, Hong Kong

Attention: George Chen

With a copy to (which shall not constitute notice):

PW Medtech Group Limited

Building 1, No. 23 Panlong West Road

Pinggu District, Beijing

PRC 101204

Attention: George Chen

Wilson Sonsini Goodrich & Rosati

Suite 1509, 15/F, Jardine House

1 Connaught Place, Central

Hong Kong

Attention: Weiheng Chen

If to the Assignee:

18 F, Jialong International Tower

No. 19, Chaoyang Park Road

Chaoyang District, Beijing

PRC 100125

Attention: Joseph Chow

With a copy to (which shall not constitute notice):

Merits & Tree Law Offices

5th Floor, Raffles City Beijing Office Tower

No.1 Dongzhimen South Street

Dongcheng District, Beijing

PRC 100007

Attention: Youyuan Jin

7.            Binding Effect; Assignment. This Assignment shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns. Nothing in this Assignment shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Assignment. No assignment of this Assignment or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party (which consent, in each case, shall not be unreasonably withheld, delayed or conditioned) and any attempted assignment without the required consent shall be void.

8.            Other Miscellaneous Provisions. The provisions in Section 8 (other than Section 8.4 (Notices)) of the IRA shall be incorporated herein by reference and shall apply as if set forth in full herein, mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Assignment as of the day and year first above written.

China Biologic Products Holdings, Inc.

By:	/s/ Sean Shao
Name:	Sean Shao
Title:	Director

[Signature Page to Assignment and Amendment Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Assignment as of the day and year first above written.

PW Medtech Group Limited

By:	/s/ Yue’e Zhang
Name:	Yue’e Zhang
Title:	Executive Director and Chief Executive Officer

[Signature Page to Assignment and Amendment Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Assignment as of the day and year first above written.

Biomedical Treasure Limited

By:	/s/ Joseph Chow
Name:	Joseph Chow
Title:	Director

[Signature Page to Assignment and Amendment Agreement]